EXHIBIT 32

Certification Pursuant to 18 U.S.C Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Fiscal Year End Report of Authentidate Holding Corp. (the “company”) on Form 10-K for the period ending June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being, Hanif A. Roshan, the Chief Executive Officer and Principal Accounting Officer of the company, respectfully, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

Dated: April 5, 2017

/s/ Hanif Roshan
Hanif Roshan
Chief Executive Officer and interim Principal Accounting Officer (Principal Executive Officer and Principal Financial Officer)

        A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.